Exhibit 17(e)

                         MERCURY LOW DURATION FUND OF
                               MERCURY FUNDS II
                                 P.O. Box 9011
                       Princeton, New Jersey 08543-9011

                                     PROXY

          This proxy is solicited on behalf of the Board of Trustees

     The undersigned hereby appoints Terry K. Glenn, Donald C. Burke, and Phillip S. Gillespie as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of beneficial interest of Mercury Low Duration Fund (the "Fund") held of record by the undersigned on January 24, 2003 at a Special Meeting of Stockholders of the Fund to be held on March 21, 2003, or any adjournment thereof.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposal 1.

     By signing and dating the reverse side of this card, you authorize the proxies to vote the proposal as marked, or if not marked, to vote "FOR" the proposal, and to use their discretion to vote for any other matter as may properly come before the meeting or any adjournment thereof. If you do not intend to personally attend the meeting, please complete and return this card at once in the enclosed envelope.

                               (Continued and to be signed on the reverse side)

[Proxy Card Reverse]

     Please mark boxes /X/ or [X] in blue or black ink.

1. To consider and act upon a proposal to approve the Agreement and Plan of Reorganization by and among Mercury Funds II, on behalf of the Fund, Merrill Lynch Investment Managers Funds, Inc., on behalf of Merrill Lynch Low Duration Fund, and Fund Asset Management Master Trust, on behalf of the Low Duration Master Portfolio.

         FOR [_]           AGAINST [_]          ABSTAIN [_]


2. In the discretion of such proxies, upon such other business as may properly come before the meeting or any adjournment thereof.

                              Please sign exactly as name appears hereon. When stock is held by joint tenants, both should sign. When signing as attorney or as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                              Dated:                      , 2003

                              X
                              Signature

                              X
                              Signature, if held jointly

  Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.